UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42779	85-2262564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 31, 2026, Uniti Group Inc. (the “Company,” “we,” “us,” or “our”) announced that its wholly owned subsidiaries, Uniti Services LLC (“Uniti Services”), Uniti Group Finance 2019 Inc. (“UGF”) and CSL Capital, LLC (“CSL Capital,” and together with Uniti Services and UGF, the “Issuers”), amended their previously announced asset sale offers (the “Asset Sale Offers”) relating to the 4.750% Senior Secured Notes due 2028 issued by Uniti Services, UGF and CSL Capital (the “2028 Notes”) and 7.500% Senior Secured Notes due 2033 issued by Uniti Services (the “2033 Notes”, and together with the 2028 Notes, the “Notes”). The Issuers increased the size of the Asset Sale Offers from $332,209,000 to $480,236,000 aggregate principal amount of Notes following the completion of Uniti Services’ offer to prepay up to $167,791,000 principal amount of outstanding term loan due 2032, in which the lenders elected to tender $19.8 million of term loan for prepayment.

The other terms of the Asset Sale Offers are unchanged. Holders of the Notes can request a copy of the amended offer to purchase dated July 31, 2026 by contacting Sodali & Co., the information and tender agent for the Asset Sale Offers, at 333 Ludlow Street, South Tower, 5th Floor, Stamford, CT 06902, Tel: +1 203 658 9457, E-mail: uniti@investor.sodali.com or through the offer website at https://projects.sodali.com/uniti.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name: Daniel L. Heard
Title: Senior Executive Vice President and General Counsel

Dated: July 31, 2026